Continued on reverse PO Box 219536, Kansas City, MO 64121-9536 855-328-0109 www.SignatureREIT.com Wells Core Office Income REIT, Inc. Becomes Self-Managed and Changes Name to Signature Office REIT, Inc. January 2, 2014 Dear Investor: I am pleased to announce two major milestones for Wells Core Office Income REIT, Inc. (Wells Core REIT). On January 2, 2014, the Board of Directors of Wells Core REIT announced that the company is now self-managed and that the name has been formally changed to Signature Office REIT, Inc. (Signature REIT). The change to self-management is effective January 1, 2014. In light of these changes, I would like to provide you with some perspective on these key events and introduce the company’s new management team. Move to Self-Management and Name Change It is very exciting for me to see the last of Wells Real Estate Funds’ hallmark REITs become independent. The initial public offering of Signature REIT ended June 10, 2013, and the Board of Directors felt it was prudent to become self- managed at this time to position the Company for the future. I believe that the staff, management, and Board of Directors have chosen an excellent name as it portrays the Company’s portfolio of Class-A, signature office properties. Management Appointments As part of the transition to self-management, I resigned my positions as a member of the Board and President on December 31, 2013. Frank Bishop, who has been a member of the Wells Core REIT board since its inception, has been appointed Signature REIT’s Chairman of the Board. Doug Williams, who has served as Director, Secretary, Treasurer, and Executive Vice President, is now Chief Operating Officer and acting President while the Board conducts its search for a new President. The Board also appointed Glen Smith to be Chief Financial Officer and Senior Vice President. Doug Williams Doug is highly experienced in finance and accounting for both domestic and multi-national companies. His tenure includes nearly 15 years as an executive financial officer with Wells Real Estate Funds. Prior to Wells, he was Vice President – Controller at OneSource, Inc., a facilities service provider for office, industrial, and retail buildings. Doug began his career with KPMG Peat Marwick, where he obtained his CPA certification. Doug is a member of the American Institute of Certified Public Accountants (AICPA) and the Georgia Society of CPAs. He received a B.A. in Fine Arts and an M.B.A. in Accounting and Finance from Dartmouth College. Glen F. Smith Glen has nearly 15 years of experience in accounting and financial reporting, primarily focused on the real estate industry. His tenure includes over 10 years with Wells Real Estate Funds, most recently serving in the role of Senior Vice President and Chief Accounting Officer. Prior to Wells, he served as a Senior Associate at Arthur Andersen in the firm’s Atlanta office, working with various publicly traded and privately held companies, with a focus on the real estate, transportation, and telecommunications industries. Glen participates on the Financial Standards Subcommittee of the Investment Program Association, a leading industry association focused on the U.S. Direct Participation Program market. He also serves as Advisory Chair of the Leo F. Wells III Glen Smith Chief Financial Officer Doug Williams Chief Operating Officer

3300-CRLTRI1311 Atlanta chapter of the SEC Professionals Group, a national community of professionals who actively prepare and file financial reports with the U.S. Securities and Exchange Commission. He holds a Certified Public Accountant (CPA) designation from the Georgia State Board of Accountancy and is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Both Doug and Glen have been intimately acquainted with Signature REIT since its inception in 2010, and I have the utmost confidence in their expertise, as well as the expertise of the Board of Directors, as they lead the company in the next phase of its lifecycle. Over the next few weeks you will see Signature REIT’s new branding appear. I encourage you to visit their new website at www.SignatureREIT.com and to read the enclosed letter from Signature REIT’s acting President and Chief Operating Officer, Doug Williams. Should you have any questions, please contact your financial representative or Signature REIT’s Stockholder Specialists at 855-328-0109. Thank you for your investment in Signature REIT. Sincerely, Leo F. Wells III Former Chairman of the Board and President Wells Core Office Income REIT, Inc., n/k/a Signature Office REIT, Inc. cc: Financial Representatives The statements and certain other information contained in this letter, which can be identified by the use of forward- looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in Signature REIT’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors and other risk factors, including those detailed in the sections of Signature REIT’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors.”